Exhibit 99.1

F.A. PRODUCTS, L.P.

FINANCIAL STATEMENTS
Years Ended September 29, 2007 and September 30, 2006

C O N T E N T S

Page
Independent Auditor's Report	1
Financial Statements:
Balance Sheets	2
Statements of Operations	3
Statements of Changes in Net Parent Company Investment	4
Statements of Cash Flows	5
Notes to Financial Statements	6-12

INDEPENDENT AUDITOR’S REPORT

To F.A. Products, L.P.

We have audited the accompanying balance sheets of F.A. Products, L.P. (a Delaware limited partnership), a wholly owned subsidiary of NutraMax Products, Inc., as of September 29, 2007 and September 30, 2006, and the related statements of operations, changes in net parent company investment and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of F.A. Products, L.P. as of September 29, 2007 and September 30, 2006 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

s/  VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

January 22, 2008
Boston, Massachusetts

F.A. PRODUCTS, L.P.
Balance Sheets
September 29, 2007 and September 30, 2006
(in thousands)

	2007	2006
ASSETS
Current assets:
Cash	$ 1	$ 2
Accounts receivable, less allowance for doubtful accounts
of $178 and $123 in 2007 and 2006, respectively	2,158	2,063
Inventories	4,025	3,956
Prepaid expenses and other current assets	158	597
Total current assets	6,342	6,618

Property, plant and equipment, net	681	708

Other assets	132	133
	$ 7,155	$ 7,459

LIABILITIES AND NET PARENT COMPANY INVESTMENT
Current liabilities:
Accounts payable	$ 1,817	$ 1,404
Accrued expenses	588	749
Deferred revenue	345	367
Total current liabilities	2,750	2,520

Total liabilities	2,750	2,520

Commitments and contingencies (Note 5)

Net parent company investment	4,405	4,939

	$ 7,155	$ 7,459

The accompanying notes are an integral part of these financial statements.

F.A. PRODUCTS, L.P.
Statements of Operations
Years Ended September 29, 2007 and September 30, 2006
(in thousands)

	2007	2006

Net sales	$ 16,688	$ 20,022

Cost of sales	15,456	16,740

Gross profit	1,232	3,282

Selling, general and administrative expenses	2,065	2,437

Income (loss) from operations	(833)	845

Other expenses	47	-

Net income (loss)	$ (880)	$ 845

The accompanying notes are an integral part of these financial statements.

F.A. PRODUCTS, L.P.
Statements of Changes in Net Parent Company Investment
Years Ended September 29, 2007 and September 30, 2006
(in thousands)

Net Parent Company Investment

Net parent company investment, October 1, 2005	$ 7,932

Net parent company distributions	(3,838)

Net income	845

Net parent company investment September 30, 2006	4,939

Net parent company contributions	346

Net loss	(880)

Net parent company investment, September 29, 2007	$ 4,405

The accompanying notes are an integral part of these financial statements.

F.A. PRODUCTS, L.P.
Statements of Cash Flows
Years Ended September 29, 2007 and September 30, 2006
(in thousands)

	2007	2006
Cash flows from operating activities:
Reconciliation of net loss to net cash
used in operating activities:
Net income (loss)	$ (880)	$ 845
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	114	128
Gain on sale of property and equipment	-	(16)
Provision for doubtful accounts	25	111
Changes in assets and liabilities:
Asset (increase) decrease:
Accounts receivable	(120)	990
Inventories	(69)	2,254
Prepaid expenses and current other assets	439	20
Other long-term assets	1	(101)
Liability increase (decrease):
Accounts payable	413	157
Accrued expenses	(162)	(51)
Deferred revenue	(22)	(469)
Net cash provided by (used in) operating activities	(261)	3,868

Cash flows from investing activities:
Purchase of property and equipment	(86)	(46)
Proceeds from sale of equipment	-	16
Net cash used in investing activities	(86)	(30)

Cash flows from financing activities:
Net contributions from parent company	346	-
Net distributions to parent company	-	(3,838)
Net cash provided by (used in) financing activities	346	(3,838)

Net decrease in cash	(1)	-

Cash, beginning of year	2	2

Cash, end of year	$ 1	$ 2

The accompanying notes are an integral part of these financial statements.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

1.	THE COMPANY

F.A. Products, L.P. (the Company) is a limited partnership formed under Delaware law. The Company is a manufacturer and marketer of private-label first aid products located in Houston, Texas. The Company is a wholly owned subsidiary of NutraMax Products, Inc. (NutraMax), a privately owned Delaware Corporation. Other entities wholly owned by NutraMax own all of the Company’s general and limited partnership units.

On November 8, 2007, NutraMax entered into an Agreement pursuant to which Derma Sciences, Inc., a publicly traded New Jersey corporation, acquired substantially all of the Company’s assets, and assumed certain liabilities and post closing obligations under assigned contracts.

The accompanying financial statements reflect the allocation to the Company of NutraMax’s common expenditures. Such allocations have been made in accordance with SEC Staff Accounting Bulletin (SAB) No. 55, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.

The accompanying financials statements reflect substantially all of the Company’s costs of doing business, including those incurred by NutraMax on the Company’s behalf. Costs that are clearly identifiable as being applicable to the Company’s business have been allocated to the Company. The most significant costs included in this category are certain corporate selling, general, and administrative expenses, such as salaries, sales commissions and professional fees. Costs of centralized operations that serve all NutraMax operations have been allocated, where such allocations would be material, using relevant allocation measures, such as estimated time worked for salary and benefits of certain centralized personnel. Corporate costs that clearly relate to businesses or other subsidiaries that were retained by NutraMax or that do not provide any significant direct or indirect benefit to the Company have not been allocated to the Company. As discussed in Note 2, the Company accounts for income taxes using the separate return method, pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Company does not have any indebtedness with NutraMax or other affiliated entities, and NutraMax does not allocate to the Company interest expense associated with general corporate borrowing. The Company believes that the allocation methods described herein are reasonable and fairly reflect its financial position and results of operations.

Parent Company investment consists of the nominal original capital investment by NutraMax (or related entities) and the subsequent net cash flows to/from NutraMax and the Company.

NutraMax facilitates all cash transactions associated with the Company’s business. The Company and NutraMax do not contemplate settlement of the resulting intercompany balances, therefore they are considered capital transactions. The receipt of amounts due or payment of expenses by NutraMax on behalf of the Company result in a parent company contribution or distribution, as applicable. The net contribution or distribution is recorded as an increase or decrease, respectively, in net parent company investment in the statement of changes in parent company investment.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year

The Company reports on a 52-53 week fiscal year ending on the Saturday closest to the last day in September. The Company’s fiscal years ending September 29, 2007 and September 30, 2006 were both 52 week fiscal years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. At September 29, 2007 and September 30, 2006 the allowance for doubtful accounts was $178 and $123, respectively.

Inventories

Raw materials, work-in-process and finished goods inventories are stated at the lower of cost (first-in, first-out method) or market. Raw materials inventory consists of items used in the manufacturing process. Work-in-process inventory represents materials released into production and labor and overhead applied on a job-order cost basis. Finished goods inventory includes goods awaiting shipment to fulfill open sales orders.

The Company periodically reviews quantities of inventory on hand and compares these amounts to expected usage. The Company records, as a charge to cost of sales, any amounts required to reduce the basis of the inventory to net realizable value.

Property, Plant and Equipment

Property and equipment are recorded at cost. Additions and improvements are capitalized, and ordinary repairs and maintenance are charged to expense as incurred.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Property, Plant and Equipment...continued

The Company provides for depreciation on property and equipment on the straight-line basis over their estimated useful lives, as follows:

Asset Classification	Useful Life

Leasehold improvements	Life of lease
Machinery, equipment, molds, tools
and furniture and fixtures	2 - 7 years
Packaging development costs	4 years

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset, while long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. As of September 29, 2007 and September 30, 2006, the Company does not believe that any impairment of its long-lived assets has occurred.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. Product sales are recorded at the time of shipment, or upon delivery, depending on the terms of the order, provided that persuasive evidence of an arrangement exists, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. In accordance with EITF No. 01-09 Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), sales are recorded net of discounts, rebates and other related customer consideration on the accompanying statements of operations. Also, pursuant to SFAS No. 48 Revenue Recognition When Rights of Return Exists, revenue is presented net of expected returns.

Deferred revenue on the accompanying consolidated balance sheets represent goods in transit that have been billed, but for which title has not yet passed. Deferred revenue as of September 29, 2007 and September 30, 2007 amounted to $345 and $367, respectively.

Shipping and Handling Costs

In accordance with EITF No. 00-10, Accounting for Shipping and Handling Fees and Costs, the Company records any amounts billed to a customer in a sales transaction related to shipping and handling as revenue, with the related costs reflected as selling, general, and administrative expenses in the accompanying statements of operations.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Income Taxes

The Company files information returns with United States federal and state agencies. As a partnership, tax basis income and losses are passed through to the individual partners (NutraMax) and, accordingly, there is no provision for income taxes for the Company. The tax-basis income and losses may differ from the income and losses in the accompanying statements of operations, which is prepared in accordance with generally accepted accounting principles.

Fair Value of Financial Instruments

Financial instruments held or used by the Company consist of cash, accounts receivable, and accounts payable. Given the nature of the items considered financial instruments, management believes that their carrying values approximate fair value for all financial instruments at September 29, 2007 and September 30, 2006.

Concentration of Credit Risk and Significant Customers

Financial instruments that subject the Company to credit risk concentrations consist of accounts receivable. The Company has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area. For the years ended September 29, 2007 and September 30, 2006, no one customer accounted for over 10% of sales. As of September 30, 2006, there was one customer that individually accounted for 13% of accounts receivable. As of September 29, 2007, no one customer accounted for over 10% of accounts receivable.

Stock-Based Compensation

NutraMax allocates to the Company compensation associated with share-based payments, generally options to purchase NutraMax common stock. For the years ended September 29, 2007 and September 30, 2006, such amounts were immaterial.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company adopted this statement as of October 1, 2006 and the impact was not significant.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Recent Accounting Pronouncements...continued

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 Accounting Changes and Error Corrections, which replaces APB Opinion No. 20 Accounting Changes, and FASB Statement No. 3 Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 as of October 1, 2006 and the impact was not significant.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standards Interpretation No. 48 (” FIN 48”), Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for nonpublic companies for fiscal years beginning after December 15, 2007. Management does not expect that the adoption of this standard will have a material effect on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under U.S. generally accepted accounting principles and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for all nonfinancial assets and liabilities, except those recognized or disclosed at fair value on a recurring basis. The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on the consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Standards No. 159 (“FASB 159”), The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115. This Statement provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently measured at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of this standard will have a material effect on the Company’s financial position, results of operations or cash flows.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

3.	INVENTORIES

At September 29, 2007 and September 30, 2006, inventories consisted of the following:

	2007	2006

Raw materials	$ 766	$ 1,088
Work-in-process	131	934
Finished goods	3,128	1,934

	$ 4,025	$ 3,956
4.	PROPERTY, PLANT AND EQUIPMENT

As of September 29, 2007 and September 30, 2006, property, plant and equipment consisted of the following:

	2007	2006

Leasehold improvements	$ 764	$ 764
Machinery, equipment, molds, tools and furniture and fixtures	2,988	2,988
Package development costs	91	39
	3,843	3,791
Less - accumulated depreciation	3,162	3,083
	$ 681	$ 708

Depreciation expense for the years ended September 29, 2007 and September 30, 2006 was $114 and $128, respectively.

5.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its Houston, Texas facility under a noncancelable operating lease. Rent expense amounted to $957 and $953 for the years ended September 29, 2007 and September 30, 2006, respectively.

F.A. PRODUCTS, L.P.
Notes to Financial Statements
Years Ended September 29, 2007 and September 30, 2006
(in thousands, except share amounts)

5.	COMMITMENTS AND CONTINGENCIES...continued

Operating Leases...continued

        Future minimum lease payments under noncancelable operating leases for the fiscal years ending are as follows:

2008	$ 961
2009	965
2010	969
2011	973
Thereafter	8,973

$ 12,841
Contingencies

From time to time, the Company has been named as a defendant in legal proceedings that have arisen in the normal course of business. Although the amount of damages that could result from any litigation cannot be predicted, in the opinion of management, the Company’s potential liability on all known claims would not have a material adverse effect on its financial position.

6.	EMPLOYEE BENEFIT PLANS

The Company’s employees are participants in the NutraMax 401(k) savings plan (the 401(k) Plan) covering substantially all employees. The 401(k) Plan is subject to certain minimum age and length of employment requirements. Under the 401(k) Plan, the Company matches 50% of each participant’s eligible contributions for the plan year, subject to certain limitations. In addition, the Company has a profit sharing plan, funded by discretionary Company contributions. The 401(k) Plan expense charged to operations was approximately $25 and $64 for the years ended September 29, 2007 and September 30, 2006, respectively. NutraMax did not make a contribution to the profit sharing plan in fiscal 2007 or 2006.

7.	SUBSEQUENT EVENTS

In November of 2007, NutraMax sold substantially all of the Company’s assets to Derma Sciences, Inc (Derma), a publicly-traded corporation. Derma also assumed certain liabilities and post closing obligations under assigned contracts. NutraMax received proceeds of approximately $10,000 on the date of the sale, with an additional $3,000 of contingent consideration payable if and when certain performance targets are met by the Company.